Exhibit 99.1
VistaGen Therapeutics Announces Common Stock Purchase Agreement for up to $10.25 Million

SOUTH SAN FRANCISCO, Calif., March 25, 2020 – VistaGen Therapeutics (NASDAQ: VTGN), a clinical-stage biopharmaceutical company developing new generation medicines for anxiety, depression and central nervous system (CNS) diseases and disorders with high unmet medical need, today announced a common stock purchase agreement with Lincoln Park Capital Fund, LLC (LPC), a Chicago-based institutional investor, providing for up to $10.25 million.

Under the agreement, at the Company’s request, LPC made an initial purchase of $250,000 of VistaGen’s common stock at $0.50 per share, representing a 33% premium to the previous day’s closing price. Going forward, subject to the terms and conditions of the agreement, VistaGen will have the option, but not any obligation, to sell to LPC up to an additional $10.0 million of its common stock over the next 24 months. VistaGen plans to use proceeds from the initial sale of common stock and subsequent sales under the agreement, if any, for general corporate purposes, including ongoing preparation for Phase 3 clinical development of PH94B neuroactive nasal spray for on-demand treatment of social anxiety disorder (SAD), and working capital.

“We are pleased to enter into this new financing agreement with Lincoln Park Capital, which has been a very supportive investor of VistaGen for many years. The agreement can provide flexible access to capital, at our discretion, to advance our anxiety and depression programs,” stated Shawn Singh, Chief Executive Officer of VistaGen.

Mr. Singh continued, “The current COVID-19 pandemic has brought about worrisome fear, anxiety, depression and other endemic psychiatric conditions. Our team continues to push through this period with even greater determination and motivation to accomplish our core long-term and lasting goals focused on helping the millions of people worldwide who suffer with mental health challenges, especially in trying times such as these.”

After a registration statement relating to the transaction is filed with and declared effective by the U.S. Securities and Exchange Commission (SEC), VistaGen, at its sole discretion, will control the timing and amount of future sales of its common stock to LPC. LPC has no right to require any additional shares of common stock from VistaGen and LPC will be obligated to make purchases according to VistaGen's direction. There are no upper limits to the price LPC may be required pay to purchase common stock from VistaGen and the purchase price of the shares will be based on the prevailing market prices of VistaGen's shares of common stock at the time of each sale. LPC has agreed not to cause, or engage in any manner whatsoever, in any direct or indirect short selling or hedging of VistaGen's common stock. There are no limitations on the use of proceeds, and LPC has no rights of first refusal or participation rights. In consideration for entering into the purchase agreement, VistaGen has issued shares of common stock to LPC as a commitment fee. VistaGen maintains the right to terminate the agreement at any time, at its sole discretion, without any additional cost or penalty.

A description of the common stock purchase agreement and related registration rights agreement is set forth in VistaGen's Current Report on Form 8-K filed today with the SEC. No financial advisory fees were paid, nor will any such fees be paid in the future, in connection with any transaction under the agreement.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

About VistaGen
VistaGen Therapeutics is a multi-asset, clinical-stage biopharmaceutical company developing new generation medicines for anxiety, depression and other CNS-related diseases and disorders where current treatments are inadequate, resulting in high unmet need. VistaGen's pipeline is focused on clinical-stage CNS drug candidates with a differentiated mechanism of action, an exceptional safety profile, and therapeutic potential in multiple CNS markets. For more information, please visit www.vistagen.com and connect with VistaGen on Twitter, LinkedIn and Facebook.

About Lincoln Park Capital Fund, LLC (LPC)
LPC is a long-only institutional investor headquartered in Chicago, Illinois. LPC’s experienced professionals manage a portfolio of investments in public and private entities. These investments are in a wide range of companies and industries emphasizing life sciences and technology. LPC’s investments range from multi-year financial commitments to fund growth to special situation financings to long-term strategic capital offering companies’ flexibility and consistency. For more information, please visit www.lpcfunds.com.

Forward-Looking Statements
This release contains various statements concerning VistaGen's future expectations, plans and prospects, including without limitation, our expectations regarding access to working capital and development and commercialization of our CNS drug candidates. In addition, statements concerning the Company’s future expectations may include statements regarding intellectual property and commercial protection of each of our drug candidates. Each of these statements constitute forward-looking statements for the purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are neither promises nor guarantees of future performance and are subject to a variety of risks and uncertainties, many of which are beyond our control, and may cause actual results to differ materially from those contemplated in these forward-looking statements. Those risks include the following: (i) we may encounter unexpected adverse events in patients during our clinical development of any product candidate that cause us to discontinue further development; (ii) we may not be able to successfully demonstrate the safety and efficacy of our product candidates at each stage of clinical development; (iii) success in preclinical studies or in early-stage clinical studies may not be repeated or observed future studies, and ongoing or future preclinical and clinical results may not support further development of, or be sufficient to gain regulatory approval to market any of our product candidates; (iv) decisions or actions of regulatory agencies may negatively affect the progress of, and our ability to proceed with, further clinical studies or to obtain marketing approval for our drug candidates; (v) we may not be able to obtain or maintain adequate intellectual property protection and other forms of marketing and data exclusivity for our product candidates; (vi) we may not have access to or be able to secure substantial additional capital under the common stock purchase agreement with LPC or otherwise, to support our operations, including our ongoing nonclinical and clinical development activities; and (vii) we may encounter technical and other unexpected hurdles in the manufacturing and development of any of our product candidates. Certain other risks are more fully discussed in the section entitled "Risk Factors" in our most recent annual report on Form 10-K, and subsequent quarterly reports on Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in our other filings with the SEC. Our SEC filings are available on the SEC's website at www.sec.gov. In addition, any forward-looking statements represent our views only as of the issuance of this release and should not be relied upon as representing our views as of any subsequent date. We explicitly disclaim any obligation to update any forward-looking statements.

Company Contact
Mark A. McPartland
VistaGen Therapeutics Inc.
Phone: +1 (650) 577-3600
Email: IR@vistagen.com

Investor Contact
Valter Pinto / Allison Soss
KCSA Strategic Communications
Phone: +1 (212) 896-1254/+1 (212) 896-1267
Email: VistaGen@KCSA.com

Media Contact
Caitlin Kasunich / Lisa Lipson
KCSA Strategic Communications
Phone: +1 (212) 896-1241/+1 (508) 843-6428
Email: VistaGen@KCSA.com